EXHIBIT 32.7

Certification Pursuant to Section 1350 of Chapter 63 of Title 18
of the United States Code

     I, Thomas M. O’Flynn, Chief Financial Officer of PSEG Energy Holdings L.L.C., to the best of my knowledge, certify that (i) the Quarterly Report of PSEG Energy Holdings L.L.C. on Form 10-Q for the period ended September 30, 2007 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the PSEG Energy Holdings L.L.C.

/s/ Thomas M. O’Flynn
Thomas M. O’Flynn
PSEG Energy Holdings L.L.C.
Chief Financial Officer
November 1, 2007